EXHIBIT (10)(iii)24


                         AMENDMENT TO AND RESTATEMENT OF
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                       RETIREMENT BENEFIT RESTORATION PLAN

       WHEREAS, Central Hudson Gas & Electric Corporation ("Central Hudson") established, effective March, 1992, its Retirement Benefit Restoration Plan which has been amended three times, the last such amendment being by instrument, executed June 23, 2000 (as so amended, the "Plan"), and

       WHEREAS, Central Hudson proposes further to amend the Plan in order to provide for the inclusion therein of certain officers of Central Hudson Energy Services, Inc., a subsidiary of CH Energy Group, Inc., the parent corporation of Central Hudson, and to make certain other administrative changes, and, as so amended, to restate the Plan,

       NOW, THEREFORE, Central Hudson hereby amends and, as so amended, restates the Plan, effective as of June 22, 2001, to read as set forth in Attachment A hereto.

       Pursuant to authorization of the Board of Directors of Central Hudson granted on August 6, 2001, I have executed this Amendment and Restatement instrument this 13th day of August, 2001.

                                                       /s/ PAUL J. GANCI
                                              ----------------------------------

                                                         PAUL J. GANCI
                                                   Chairman of the Board and
                                                    Chief Executive Officer
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                                                                    ATTACHMENT A



                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                       RETIREMENT BENEFIT RESTORATION PLAN

                    AMENDED AND RESTATED AS OF JUNE 22, 2001

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                       RETIREMENT BENEFIT RESTORATION PLAN

                    AMENDED AND RESTATED AS OF JUNE 22, 2001


                             ARTICLE I. DEFINITIONS

       1.01 "Act" shall mean the Employee Retirement Income Security Act of 1974 ("ERISA"), as from time to time amended.

       1.02 "Pension Plan" shall mean the Retirement Income Plan of Central Hudson Gas & Electric Corporation, as from time to time amended.

       1.03 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       1.04   "Central   Hudson"  shall  mean  Central  Hudson  Gas  &  Electric
Corporation.

       1.05   "Effective Date" shall mean May 1, 1993.

       1.06 "Maximum Benefit" shall mean the benefit or benefits to be paid a Participant under the Pension Plan.

       1.07 "Participant" shall mean any employee of Central Hudson, Energy Group, or CH Services who is an active Member in the Pension Plan on or after the Effective Date, whose pension benefits determined on the basis of the provisions of the Pension Plan, without regard to the limitations imposed by Code Sections 401(a)(17) and 415, would exceed the Maximum Benefit, and who holds any of the following officer positions with either Central Hudson, Energy Group or CH Services:

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                             CENTRAL HUDSON OFFICERS

              Chairman of the Board and Chief Executive Officer
              President and Chief Operating Officer
              Vice President (including any level thereof)
              Secretary
              Chief Financial Officer
              Treasurer
              Controller
              Assistant Treasurer

                              ENERGY GROUP OFFICERS

              Chairman of the Board and Chief Executive Officer
              President
              Vice President (including any level thereof)
              Secretary
              Chief Financial Officer
              Treasurer
              Controller
              Assistant Treasurer

                              CH SERVICES OFFICERS

              Chairman of the Board and Chief Executive Officer
              President and Chief Operating Officer
              Vice President (including any level thereof)
              Secretary
              Chief Financial Officer
              Treasurer
              Controller
              Assistant Treasurer

       1.08 "Plan" shall mean the Central Hudson Retirement Benefit Restoration Plan, as from time to time amended, which shall be an unfunded and uninsured pension benefit plan for a select group of highly compensated management employees of Central Hudson, Energy Group or CH Services.

       1.09 "Unrestricted Benefit" shall mean whichever of the following is applicable: (i) the monthly retirement income benefit under the Pension Plan ("Retirement Income Benefit") and (ii) the benefit under the Cash Balance Account ("Cash Balance Benefit") of the Pension Plan, all

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determined  under the Pension Plan without regard to the limitations  imposed by
Code Sections 401(a)(17) and 415.

       1.10   "Change of Control" shall mean:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of Energy Group (the "Outstanding Energy Group Common Stock") or (y) the combined voting power of the then outstanding voting securities of Energy Group entitled to vote generally in the election of directors (the "Outstanding Energy Group Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Energy Group, (ii) any acquisition by Energy Group,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Energy Group or any corporation controlled by Energy Group or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.10; or

              (b) Individuals who, as of December 15, 1999, constitute the Board of Directors of Energy Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Energy Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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              (c)    Consummation of a  reorganization,  merger or consolidation or sale or other disposition of all or substantially all of the assets of Energy Group (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Group Common Stock and Outstanding Energy Group Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energy Group or all or substantially all of Energy Group's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Energy Group Common Stock and Outstanding Energy Group Voting Securities, as the case may be,
(ii)  no  Person  (excluding  any  corporation   resulting  from  such  Business
Combination or any employee benefit plan (or related trust) of Energy Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (d) Approval by the shareholders of Energy Group of a complete liquidation or dissolution of Energy Group.

       1.11 "Employment Agreement" shall mean a Change of Control Employment Agreement between a Participant and Energy Group.

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       1.12   "Energy  Group"  shall  mean CH Energy  Group,  Inc.,  the  parent corporation of Central Hudson.

       1.13   "CH Services" shall mean Central Hudson Energy Services, Inc.

                              ARTICLE II. BENEFITS

       2.01 "Benefit": Upon the applicable Retirement Date (as defined under the Pension Plan) of a Participant, such Participant shall be entitled to (i) a Retirement Income Benefit and, if applicable, (ii) a Cash Balance Benefit, equal, in each case, in amount to his or her Unrestricted Benefit less the Maximum Benefit.

       2.02 "Spouse's Pension Benefit": Subject to Section 2.03 below, upon the death of a Participant whose spouse is eligible for an annuity under the Pension Plan, the Participant's surviving spouse shall be entitled to (i) a monthly benefit equal to the surviving spouse benefit annually determined in accordance with the provisions of the Pension Plan without regard to any limitations imposed by the Code Sections 401(a)(17) and 415, less the related Maximum Benefit to which such spouse is entitled and (ii) any Cash Balance Benefit determined in accordance with the provisions of the Pension Plan without regard to any limitations imposed by Code Sections 401(a)(17) and 415, less the related Maximum Benefit to which such spouse is entitled and less any amount of the Cash Balance Benefit previously paid to the Participant.

       2.03 "Forms of Benefit Payment": A retirement benefit payable under this Article II shall be paid at such time or times in such form and in the same manner as the benefit payable under the Pension Plan, except a Cash Balance Benefit shall be paid in lump sum form only.

       2.04 "Change-of-Control Benefit": Notwithstanding any other provision of the Plan, if a Participant's employment is terminated under circumstances entitling him or her to severance pay or benefits under an Employment Agreement that becomes effective as a result of the Change of Control, the amount (but not the time for payment) of the Unrestricted Benefit shall be computed as if the Participant's employment had continued for a number of years equal to the Multiple (as defined in such Employment Agreement), with compensation equal to the

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compensation required by the Employment  Agreement,  and as if the Participant's
accrued benefits were fully vested even if they are not then fully vested.

                     ARTICLE III. ADMINISTRATION OF THE PLAN

       3.01 "Administrator": The Plan shall be administered by Central Hudson, which shall have the authority to interpret the Plan and issue such proceedings as it deems appropriate. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Administrator's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

       3.02 "Amendment and Termination": The Administrator may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall deprive any Participant or beneficiary of the benefits to which such Participant is entitled, under Section 2.01 hereof, as of the date of such amendment or termination unless the Participant or beneficiary becomes entitled to an amount equal to such benefit under another plan or practice adopted by Central Hudson. Notwithstanding the foregoing, for three years following a Change-of-Control: (a) the Plan may not be amended in any manner adverse to any individual who is a Participant in the Plan immediately before the Change-of-Control (a "Protected Participant"), or a beneficiary of a Protected Participant; and (b) the Plan may not be terminated with respect to Protected Participants and their beneficiaries.

       3.03 "Payments": Central Hudson will pay all benefits arising under this Plan and all costs, charges and expenses relating thereto.

       3.04 "Non-assignability of Benefits": Except as otherwise permitted or required by law, the benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Administrator which, in its sole

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discretion,  may cause the same to be held or applied  for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

       3.05 "Status of Plan": The benefits under this Plan shall not be funded, but shall constitute liabilities of Central Hudson payable when due.

       3.06 "Nonguarantee of Employment": Nothing contained in this Plan shall be construed as a contract of employment between Central Hudson and any Participant, or as a right of any Participant to be continued in employment of Central Hudson, or as a limitation on the right of Central Hudson to discharge any of its employees, with or without cause.

       3.07 "Applicable Law": All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of New York.

       3.08 "Inclusion of Energy Group and CH Services Participants": This Plan shall only apply to Energy Group and CH Services Participants if adopted by each of the respective Boards of Directors of each corporation.